UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

THEDIRECTORY.COM, INC.
(Exact name of registrant as specified in its charter)

Utah	000-31431	33-0052057
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2701 N Rocky Pointe Dr., Suite 950, Tampa, Florida	33607
(address of principal executive offices)	(zip code)

866-304-3463
(registrant’s telephone number, including area code)

Not Applicable
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	Changes in Registrant’s Certifying Accountant.

(1) Previous Independent Auditors:

Effective March 4, 2015, Green & Company, CPAs, (the “Former Auditor”) was terminated as the Company’s independent accountant by unanimous vote of the Board of Directors on March 4, 2015. The termination was based on a variety of factors including substantial uncertainty and doubt by management as to the ability of the Former Auditor’s capacity to complete the audit in a timely manner as a brand new firm with only 2 employees. Additionally, the termination was based on unsubstantiated allegations made by Travis Green, the managing partner of Green & Company, CPAs, to our CEO Scott Gallagher about Mr. Green’s former employer. Since the termination the Company completed a full due diligence process of the allegations made by Mr. Green, that included consulting with our previous accountant, DKM Certified Public Accountants, as well as the Public Company Accounting Oversight Board, or PCAOB, directly. During the process, the project manager at the PCAOB provided the Company with guidance to new disclosure by the PCAOB (Released March 10, 2015) related to the allegations made by Mr. Green (http://pcaobus.org/Inspections/Reports/Documents/2015_DKM.pdf).

After a thorough review of the information obtained from the PCAOB since terminating the Former Auditor, and after conducting in depth discussions with DKM’s managing partner, the Company decided to reengage DKM Certified Public Accountants to perform the November 30, 2014 audit and the February 28, 2015 review.

The Former Auditor was retained on December 26, 2014. In the past two fiscal years, the Former Auditor has not submitted any principal accountant’s report on the financial statements of the Company. Through the interim period from December 26, 2014 to March 4, 2015 (the date of dismissal of the Former Auditor), the Former Auditor did not communicate any disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused them to make reference thereto in their report on the financial statements. Subsequent to the termination of the Former Auditor, the Former Auditor sent the Company a resignation letter several hours after it had been terminated claiming to have resigned over a disagreement on the remedy for the treatment of a payroll tax liability and filing. The Former Auditor stated it had written a letter to the Office of the Chief Accountant at the Securities and Exchange Commission, however the Company was not copied on such letter and is not aware of its contents. The Company will file a formal complaint against the Former Auditor with the PCAOB regarding its handling of this matter as soon as it completes the November 30, 2014 audit and the February 28, 2015 review.

The Company has authorized Green & Company, CPAs to respond fully to the inquiries of the successor accountant.

During the interim period through March 4, 2015, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to the Former Auditor prior to the date of the filing of this Current Report and requested that the Former Auditor furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Current Report. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(2) New Independent Accountants:

On March 5, 2015, the Company engaged DKM Certified Public Accountants, Clearwater, Florida (“DKM”), as the new registered independent public accountant. DKM has been the independent registered public accountant for the years ended November 30, 2013 and 2014, respectively, until December 26, 2014.

During the years ended November 30, 2014, and 2013, and prior to March 4, 2015 (the date of the new engagement), the Company did not consult with DKM regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on our financial statements by DKM, in either case where written or oral advice provided by DKM would be an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our Former Auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

ITEM 9.01.	Financial Statements and Exhibits.

NUMBER	EXHIBIT

16.1	Letter from Green & Company, CPAs, dated March 12, 2014, regarding Change in Certifying Accountant (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THEDIRECTORY.COM, INC.

Dated: March 12, 2015	/s/ Scott Gallagher
Scott Gallagher
CEO, COB